Exhibit 99.1

MEI PHARMA ANNOUNCES 1-FOR-20 REVERSE STOCK SPLIT

SAN DIEGO – April 14, 2023 – MEI Pharma, Inc. (Nasdaq: MEIP), a clinical-stage pharmaceutical company focused on advancing new therapies for cancer, today announced that its board of directors approved a 1-for-20 reverse stock split. The Company’s common stock will open for trading on the Nasdaq Capital Market on Monday, April 17, 2023 on a split-adjusted basis under the current trading symbol “MEIP.” The reverse stock split was approved by MEI’s stockholders on January 5, 2023, and is intended to increase the per share trading price of the Company’s common stock to enable the Company to satisfy the minimum bid price requirement for continued listing on Nasdaq.

The 1-for-20 reverse stock split will automatically convert 20 current shares of MEI’s common stock into one new share of common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of MEI’s common stock will receive a cash payment in lieu thereof, at a price equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the closing price of MEI’s common stock on Nasdaq on Friday, April 14, 2023. The reverse split will reduce the number of shares of outstanding common stock from approximately 133,260,865 shares to approximately 6,663,043 shares. Proportional adjustments also will be made to the exercise prices of MEI’s outstanding stock options and warrants, and to the number of shares issued and issuable under MEI’s stock incentive plan.

Computershare Trust Company, N. A. (“Computershare”) will act as the transfer agent for the reverse stock split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, Computershare will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares.

In connection with the reverse stock split, the Company’s CUSIP number will change to 55279B301 on Monday, April 17, 2023.

About MEI Therapeutics, Inc.

MEI Pharma, Inc. (Nasdaq: MEIP) is a clinical-stage pharmaceutical company focused on developing potential new therapies for cancer. MEI Pharma’s portfolio of drug candidates includes clinical stage candidates with differentiated or novel mechanisms of action intended to address unmet medical needs and deliver improved benefit to patients, either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com. Follow us on Twitter @MEI_Pharma and on LinkedIn.

Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including our expectations regarding the effect of the reverse stock split, our ability to meet the minimum bid price requirement, our ability to regain compliance with the Nasdaq continued listing requirements, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to regain compliance with Nasdaq’s minimum bid price requirement, or otherwise maintain compliance with any other listing requirements on Nasdaq, the potential de-listing of our shares on Nasdaq, our strategy, business plans and focus, and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

David A. Walsey

Tel: 858-369-7104

investor@meipharma.com